Exhibit 1.1

FUNTALK CHINA HOLDINGS LIMITED

(an exempted company with limited liability

registered by way of continuation in the Cayman Islands)

12,000,000 Ordinary Shares

UNDERWRITING AGREEMENT

Dated:                              , 2010

FUNTALK CHINA HOLDINGS LIMITED

(an exempted company with limited liability

registered by way of continuation in the Cayman Islands)

12,000,000 Ordinary Shares

(Par Value US$0.001 Per Share)

UNDERWRITING AGREEMENT

, 2010

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

as Representative of the several Underwriters

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Funtalk China Holdings Limited, an exempted company with limited liability registered by way of continuation in the Cayman Islands (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as herein provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ordinary shares, par value US$0.001 per share, of the Company (“Ordinary Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,800,000 additional Ordinary Shares to cover overallotments, if any.  The aforesaid 12,000,000 Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 1,800,000 Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

It is understood by all the parties that the Underwriters are offering the Securities in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region and The Macau Special Administrative Region.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-168056), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424

(“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, if any, and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure

Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means     :         m (New York City time) on                   , 2010 or such other time as agreed by the Company and Merrill Lynch.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies Merrill Lynch as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, if any, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Registration Statement, the General Disclosure Package and the Prospectus and the filing of the Registration Statement and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(iii)          Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the Group Entities (as defined below) on a consolidated basis at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and the Group Entities (as defined below) on a consolidated basis for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration Statement, the General Disclosure Package or the Prospectus, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(iv)          No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of the Group Entities (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and the Group Entities (as defined below) considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)           Good Standing of the Company.  The Company has been duly organized and is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The

Company’s current Amended and Restated Memorandum and Articles of Association (the “Articles of Association”) comply with the requirements of Cayman Islands law and are in full force and effect.

(vi)          Good Standing of Group Entities.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries (collectively, the “Subsidiaries” and each a “Subsidiary”) and the variable interest entity and its subsidiaries (collectively, the “VIEs” and each a “VIE”) listed on Exhibit 21.1 to the Registration Statement.  The Subsidiaries, the VIEs and, if the Company’s representation in the sentence immediately above is inaccurate, any other corporation, association or entity directly or indirectly owned or controlled by the Company are herein collectively called the “Group Entities” and each of them is herein called a “Group Entity.”  Each Group Entity has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each VIE has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Mr. Dongping Fei and Mr. Zhikuan Guan directly or through the VIEs, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Group Entity was issued in violation of the preemptive or similar rights of any securityholder of such Group Entity.  The constitutive documents of each of the Group Entities comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(vii)         Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “As Adjusted” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of warrants or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Ordinary Shares or any other shares of capital stock of the Company or any of the Group Entities, nor are there any obligations of the Company or any Group Entity to allot, issue or transfer, Ordinary Shares or any other shares of capital stock of the Company or any Group Entity.

(viii)        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)           Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable and may be freely transferred by the Company to or for the account of the several Underwriters.  There are no restrictions on subsequent transfers of the Securities under the laws of the PRC, Cayman Islands, Hong Kong, or United States except as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(x)            No Limitation on Vote, Transfer and Payment of Dividends.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no limitations on the rights of holders of the Securities to hold or vote or transfer their respective Securities; no governmental or regulatory authorization is required in order for the Company to pay dividends or other distributions on the Securities declared by the Company to the holders of the Securities; and no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of any jurisdiction.

(xi)           Absence of Defaults and Conflicts.  Neither the Company nor any of the Group Entities is (A) in breach of or in default under any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Group Entity or any of their assets, properties or operations, (B) in violation of its charter, by-laws or other constitutive or organizational documents, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Group Entities is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Group Entity is subject (collectively, “Agreements and Instruments”) except in the case of (A) and (C) above where such breach or default would not, singly or in the aggregate, result in a Material Adverse Effect and except as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Group Entity pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other constitutive or organizational documents of the Company or any Group Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Group Entity or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Group Entity.

In particular, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities was, has been, or is, in default in the performance or observance of any obligation, covenant or condition contained in the Term Facility Agreement between Pypo Holdings (HK) Company Limited, as Borrower, and Nederlandse Financierings-Maatschappij Voor Ontwikkelingslanden N.V. (“FMO”), as Lender, dated January 30, 2009, as amended (the “FMO Facility”); except as described in the Registration Statement, the General Disclosure Package and the Prospectus, any and all past defaults by the Company or any of the Group Entities in the performance or observance of any obligation, covenant or condition contained in the FMO Facility have been duly waived by FMO and any conditions for such waivers have been satisfied and all such waivers have become unconditional; defaults by the Company or any of the Group Entities in the performance or observance of any obligation, covenant or condition contained in the FMO Facility did not, and will not, result in a cross-default under any other loans of the Company or any of the Group Entities outstanding as of the date of this Agreement; neither Company nor any of the Group Entities has any reason to believe that it may not be able to duly perform or observe all material obligations, covenants or conditions contained in the FMO Facility at any time or for any period in the fiscal year ending March 31, 2011 or obtain the proper waivers thereto; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Group Entity pursuant to the FMO Facility.

(xii)          Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Group Entity exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Group Entity’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xiii)         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Group Entity, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Group Entity is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xiv)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xv)         Possession of Intellectual Property.  The Company and the Group Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) used by them or necessary to carry on the business now operated by them, and neither the Company nor any of the Group Entities has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Group Entities therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the authorization, execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xvii)       Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)      Dividends Payments by Subsidiaries.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Subsidiaries is prohibited, directly or indirectly, from paying any dividends or other distributions to the Company or from making any other distribution on its equity interest.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) all dividends and other distributions declared and payable upon the equity interests in the Subsidiaries to the Company may be converted into foreign currency that may be freely transferred out of the PRC or Hong Kong, as applicable, and (B) all such dividends and other distributions are not and will not be subject to withholding or other taxes under the current laws and regulations of the PRC or Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in the PRC or Hong Kong, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC or Hong Kong, except such as have been obtained.

(xix)         Possession of Licenses and Permits.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Group Entities possess such permits, licenses, approvals, consents and other authorizations (collectively,

“Governmental Licenses”) issued by the appropriate national, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Group Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; none of the Governmental Licenses contains any materially burdensome restrictions or conditions not described in the General Disclosure Package; and neither the Company nor any of the Group Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Except in respect of the filing by the Company of its share option plan with the relevant tax authorities as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Group Entities have made all required filings and registrations with the appropriate national, local or foreign regulatory agencies or bodies for the Company’s share incentive plans and options or other awards granted under such share incentive plans.

(xx)          Title to Property.  The Company and the Group Entities have good and marketable title or land use rights to all real property owned by the Company and the Group Entities and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Group Entities.  All of the leases and subleases material to the business of the Company and the Group Entities, individually or in the aggregate, under which the Company or any of the Group Entities holds properties are in full force and effect except as described in the Registration Statement, the General Disclosure Package and the Prospectus.  Neither the Company nor any Group Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Group Entity under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Group Entity to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxi)         Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii)        PFIC Status.  The Company does not believe it was a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended March 31, 2010 and it does not expect to be a PFIC in the foreseeable future.

(xxiii)       Foreign Private Issuer.  The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(xxiv)     Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Group Entities is in violation of any national, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and the Group Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Group Entities and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Group Entities relating to Hazardous Materials or any Environmental Laws.

(xxv)      Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

(xxvi)     Accounting Controls and Disclosure Controls.  The Company and each of the Group Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Group Entities employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, to allow timely decisions regarding disclosure.

(xxvii)    Internal Control over Financial Reporting.  The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.  All material weaknesses, if any, in internal controls over financial reporting (whether or not remediated) have been identified to the Company’s independent auditors.  Since the date of the latest audited financial statements included in the General Disclosure Package, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements.

(xxviii)   Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix)     Payment of Taxes.  All applicable income tax returns of the Company and the Group Entities required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The income tax returns of the Company and the Group Entities through the year ended December 31, 2009 have been settled and no assessment in connection therewith has been made against the Company or any of the Group Entities. The Company and the Group Entities have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, national, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Group Entities, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Group Entities in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx)      Insurance.  The Company and the Group Entities carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any Group Entity will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither of the Company nor any Group Entity has been denied any insurance coverage which it has sought or for which it has applied.  So far as the Company is aware, (x) there are no circumstances which would reasonably be expected to render such insurance void or voidable and there is no material insurance claim made by or against the Company or the Group Entities, pending, threatened or outstanding and (y) no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xxxi)     Arrangements with Directors, Executive Officers and Affiliates.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of the Group Entities and any director or executive officer of the Company or any of the Group Entities or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of the Group Entities on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand that are required to be disclosed under the 1933 Act or the 1933 Act Regulations but are not disclosed in the Registration Statement.

(xxxii)    Absence of Special Obligations to Employees.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Group Entities has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Group Entities, or to any other person.

(xxxiii)   Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully describes in all material respects: (i) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with the Company’s independent registered public accounting firm with regard to such disclosure.

(xxxiv)   Liquidity and Capital Resources.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully in all material respects describes all trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Off-balance Sheet Arrangements” in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fully describes in all material respects all off-balance sheet transactions, arrangements and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or the Group Entities, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or the Group Entities or the availability thereof or the requirements of the Company or the Group Entities for capital resources.  As used herein in this subsection the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

The Equity Pledge Agreement between Funtalk PRC and CITIC Trust Co., Ltd. (“CITIC”) dated January 2010 (the “Pledge Agreement”) was terminated; and the pledge of Funtalk PRC’s equity interests in its wholly owned subsidiary, Jiangsu Pypo Technology Co., Ltd., to CITIC pursuant to the Pledge Agreement was permanently and unconditionally cancelled and released.

(xxxv)    Corporate History and Structure and Related Party Transactions.  The descriptions of the events and transactions set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Our Corporate History and Structure” and “Related Party Transactions” are true, accurate, and complete in all material respects.

(xxxvi)   Material Contracts.  Neither the Company nor any of the Group Entities has sent or received any communication regarding early termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement to the extent that such contracts and agreements are currently in effect and of the kind that is typically renewable, and no such termination or non-renewal has been threatened by the Company or any of the Group Entities or by any other party to any such contract or agreement.

(xxxvii)  Compliance with PRC Overseas Investment and Listing Regulations.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and the Group Entities that was incorporated outside of the PRC has complied with, and has taken commercially reasonable steps to comply with and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under the PRC Overseas Investment and Listing Regulations.

(xxxviii) Compliance with PRC Mergers and Acquisitions Rules.  The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisition Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and effective as of September 8, 2006, including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Securities, the listing and trading of the Securities on the NASDAQ Global Market and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or the Closing Time or each Date of Delivery (if any), as the case may be, materially and adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”).

(xxxix)  Compliance with PRC Anti-Monopoly Law and Regulations.  The Company is aware of and has been advised as to the content of the PRC Anti-monopoly Law, which became effective on August 1, 2008, and the related rules, regulations and guidelines issued by various PRC governmental authorities (the “PRC Anti-Monopoly Law and Regulations”).  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all acquisitions and other transactions conducted by the Company or any Group Entity have complied with the PRC Anti-Monopoly Law and Regulations.

(xl)          No Sale, Issuance or Distribution of Securities.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act.

(xli)         Merger or Consolidations.  Neither the Company nor any of the Group Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(xlii)        Statistical and Market-Related Data.  All statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xliii)       Forward-Looking Statements.  Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each preliminary prospectus, the General Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith.

(xliv)       Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Group Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Group Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any statute or other law or rule, regulation, order or decree having the force of law in Hong Kong, the Cayman Islands or the PRC equivalent to the FCPA.

(xlv)        Money Laundering Laws.  The operations of the Company and the Group Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting

Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Group Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlvi)       OFAC.  None of the Company, the Group Entities or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of the Group Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury or the European Union; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Group Entity, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury or the European Union.

(xlvii)      Listing.  The Securities have been approved for listing on the NASDAQ Global Market under the symbol “FTLK”, subject to notice of issuance.

(xlviii)    Stamp Duty; Transfer Tax.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong, Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance, sale and delivery by the Company to or for the account of the Underwriters of the Securities, (B) the initial sale and delivery by the Underwriters of the Securities to purchasers thereof, (C) the holding or transfer of the Securities outside the Cayman Islands, or (D) the execution and delivery of this Agreement.

(xlix)      Choice of Law; Consent to Jurisdiction; Appointment of Agent for Service of Process.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, United States of America (each, a “New York Court”), and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 14 hereof) for service of process in any action arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof.

(l)            Enforceability of Agreement.  This Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement.  To ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement, it is not necessary that this Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement or any other documents to be furnished thereunder, except for nominal stamp duty if the documents are executed in or brought into the Cayman Islands.

(li)           Enforceability of New York Judgment.  The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Company based upon this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

(lii)          No Commodity Contracts.  None of the Company or any of the Group Entities is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

(liii)         No Association with FINRA.  There are no affiliations or associations between any member of the FINRA and the Company; there are no affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(liv)         No Other Underwriters or Broker’s Fees.         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Securities.

(b)           Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally and not jointly represents and warrants to each Underwriter as of the date hereof, the Applicable Time, as of the Closing Time, and, if such Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)            Accurate Disclosure.  None of Registration Statement, the General Disclosure Package, the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however that, other than in the case of Sinowill Holdings Limited, such Selling Shareholder’s representation under this Section 1(b)(i) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package or the Prospectus.

(ii)           Information Concerning the Company.  Such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Group Entity which is not set forth in the General Disclosure Package and the Prospectus.

(iii)          Good Standing of Selling Shareholder.  Such Selling Shareholder, if an entity, has been duly organized and is validly existing as a company or a limited partnership, as the case may be, in good standing in its jurisdiction of organization;

(iv)          Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(v)           Authorization of Power of Attorney and Custody Agreement.  The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representative (the “Power of Attorney and Custody Agreement”), has been duly authorized, executed and delivered by such Selling Shareholder.

(vi)          Enforceability of Agreements.  The Power of Attorney and the Custody Agreement constitute valid and binding obligations on the part of such Selling Shareholder, enforceable in accordance with their terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors rights generally and to general principles of equity.

(vii)         Noncontravention.  The execution and delivery of this Agreement, the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated in this Agreement, the Power of Attorney and the Custody Agreement and compliance by such Selling Shareholder with its obligations under this Agreement, the Power of Attorney and the Custody Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(viii)        Valid Title.  Such Selling Shareholder has, and at the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.  The

Securities to be sold by such Selling Shareholder will be freely transferable by the Selling Shareholder to or for the account of the several Underwriters.

(ix)          Securities in Custody.  Certificates in negotiable form for all Securities to be sold by such Selling Shareholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Shareholder, have been placed in custody with the custodian (the “Custodian”) appointed pursuant to the Power of Attorney and Custody Agreement for the purpose of effecting delivery hereunder, subject to the terms of the Power of Attorney and Custody Agreement.

(x)           Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(xi)          Attorney-in-Fact.  The attorney-in-fact appointed by such Selling Shareholder pursuant to the Power of Attorney and Custody Agreement is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(k) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the several Underwriters to such Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of such Selling Shareholder’s Securities under this agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Selling Shareholder’s Securities or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(xii)         Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiii)        Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xiv)        Compliance with PRC Overseas Investment and Listing Regulations.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, such Selling Shareholder and any of its direct or indirect owners or controlling persons that is a PRC resident or citizen are in compliance with any applicable PRC Overseas Investment and Listing Regulations, including without limitation, having completed or being in the process of completing any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xv)         Use of Prospectus.  Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any Securities by means of any “prospectus” (within the meaning of the 1933 Act), or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Securities, in each case other than the then most recent preliminary prospectus.

(xvi)        Stamp Duty; Transfer Tax.  No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, Cayman Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery by such Selling Shareholder of the Securities to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters, or (B) the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(xvii)       Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, such Selling Shareholder may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch (i) to any trust for the direct or indirect benefit of such Selling Shareholder or the immediate family of such Selling Shareholder, (ii) as a distribution to shareholders of such Selling Shareholder, or (iii) to such Selling Shareholder’s affiliates or to any investment fund or other entity controlled or managed by such Selling Shareholder, provided, however, that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Commission, or otherwise and (4) such Selling Shareholder does not otherwise voluntarily effect any public filing or report regarding such transfers.  Furthermore, such Selling Shareholder may sell Ordinary Shares of the Company purchased by such Selling Shareholder on the open market after the Closing Time if and only if (1) such sales are not required to be reported in any public report or filing with the Commission, or otherwise and (2) such Selling Shareholder does not otherwise voluntarily effect any public filing or report regarding such sales.  The foregoing sentence shall not apply to the Securities to be sold hereunder.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (xvii) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(xviii)      No Broker’s Fees.  Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Securities.

(xix)        OFAC.  Neither such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury or the European Union; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliated variable interest entity, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury or the European Union.

(xx)         No Association with FINRA.  There are no affiliations or associations between any member of the FINRA and such Selling Shareholder.  None of the proceeds received by such Selling Shareholder from the sale of the Securities to be sold by such Selling Shareholder hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member.

(c)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of the Group Entities delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representative or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule

B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

(a)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,800,000 Ordinary Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by Merrill Lynch to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by Merrill Lynch, but unless such Date of Delivery is the same as the Closing Time as herein defined or otherwise agreed by the Representative, the Company and the Selling Shareholders in writing, the Date of Delivery shall not be later than seven full business days, or earlier than two full business days, after the exercise of said option, nor in any event prior to the Closing Time, as herein defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised as to some but not all of the Option Securities (the “Exercised Portion”), the Exercised Portion will be sold by the Company and the Selling Shareholders in proportion to the maximum numbers of Option Securities to be sold by them as set forth in Schedule B hereto.

(b)           Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made on each Date of Delivery as specified in the notice from the Representative to the Company and the Selling Shareholders.

Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder’s Power of Attorney and Custody Agreement, as the case may be, to the Representative at least 48 hours in advance of the Closing Time or the relevant Date of Delivery, as the case may be, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(d)           Delivery of Closing Deliverables.  The documents to be delivered at the Closing Time or the relevant Date of Delivery, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 5(u) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”) at the Closing Time or such Date of Delivery, as the case may be.  A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the business day next preceding the Closing Time or the relevant Date of Delivery, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

SECTION 3.         Covenants of the Company and the Selling Shareholders.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  At the request of the Representative, the Company will deliver to the Representative, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications for so long as required for distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158.  The Company will timely file such reports pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)            Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on the NASDAQ Global Market.

(j)            Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement on Form S-8 to cover Ordinary Shares reserved under the Company’s 2010 share incentive plan) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, or (C) any Ordinary Shares issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this clause (j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)           Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)            Issuer Free Writing Prospectuses.  Each of the Company and each Selling Shareholder represents and agrees that, and each Underwriter represents and agrees that, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, whether or not required to be filed with the Commission.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company and the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, each preliminary prospectus and the Prospectus and any amendments or supplements thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global market, and (xii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).  For the avoidance of doubt, the Underwriters shall be responsible for their own expenses related to this offering and any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, the fees and disbursements of the Underwriter’s counsel and other advisors.

(b)           Expenses of the Selling Shareholders.  The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stock or other transfer taxes and any stamp or other duties, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and other advisors.

(c)           Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.  For the avoidance of doubt, if this Agreement is terminated in accordance with the provisions of Section 10 hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including fees disbursements of counsel for the Underwriters.

(d)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Group Entity or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)           Opinion of U.S. Counsel for Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(c)           Opinion of Cayman Islands Counsel for Company.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Maples and Calder, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto.

(d)           Opinion of Hong Kong Counsel for Company.  At Closing Time, the Representative shall have received a copy of the favorable opinion, dated as of Closing Time, of K&L Gates, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(e)           Opinion of PRC Counsel for Company.  At Closing Time, the Representative shall have received a copy of the favorable opinion, dated as of Closing Time, of Han Kun Law Offices, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.

(f)            Opinion of U.S. Counsel for Underwriters.  At Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(g)           Opinion of PRC Counsel for Underwriters.  At Closing Time, the Representative shall have received the favorable opinion, dated as of such Closing Time, of Commerce & Finance Law

Offices, PRC counsel for the Underwriters, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters.

(h)           Opinion of U.S. Counsel for the Selling Shareholders.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit E hereto.

(i)            Opinion of Local Counsel for the Selling Shareholders.  At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of local counsel for each of the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit F hereto.

(j)            Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer and the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement or the Company’s registration statement on Form 8-A (File No. 001-34578), filed with the Commission on December 11, 2009, has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, and as to such other matters as the Representative may reasonably request.

(k)           Certificate of Selling Shareholders.  At Closing Time, the Representative shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(l)            Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Deloitte Touche Tohmatsu a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)          CFO Certificate.  At the time of the execution of this Agreement, the chief financial officer of the Company shall have furnished to the Representative an officer’s certificate dated such date, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit G attached hereto.

(n)           Bring-down Comfort Letter.  At Closing Time, the Representative shall have received from Deloitte Touche Tohmatsu a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (l) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(o)           Bring-down CFO Certificate.  At Closing Time, the Representative shall have received from the chief financial officer of the Company a certificate, dated as of Closing Time, to the effect that he reaffirms the statements made in the officer’s certificate furnished pursuant to subsection (m) of this Section.

(p)         Listing of Securities.  At Closing Time, the Securities shall have been duly listed on the NASDAQ Global Market, subject only to official notice of issuance.

(q)         No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(r)          Lock-up Agreements.  At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit H hereto signed by the persons listed on Schedule D hereto.

(s)          PRC Mergers and Acquisitions Rules and Related Clarifications.  At Closing Time and at each Date of Delivery, there shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representative (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Closing Time or relevant Date of Delivery, as the case may be, on the terms and in the manner contemplated in this Agreement.

(t)          No Legal Impediment to Issuance and/or Sale.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any domestic or foreign governmental or regulatory agency that would, as of the Closing Time or the relevant Date of Delivery, as the case may be, prevent the issuance or sale of the Securities by the Company or the sale of the Securities by the Selling Shareholders.  No injunction or order of any domestic or foreign court shall have been issued that would, as of the Closing Time or the relevant Date of Delivery, as the case may be, prevent the issuance or sale of the Securities by the Company or the sale of the Securities by the Selling Shareholders.

(u)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Group Entity and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the chief executive officer and the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

(ii)           Certificate of Selling Shareholders.  A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(k) remains true and correct as of such Date of Delivery.

(iii)          Opinion of U.S. Counsel for Company.  The favorable opinion of Latham & Watkins LLP, U.S. counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)          Opinion of Cayman Islands Counsel for Company.  The favorable opinion of Maples and Calder, Cayman Islands counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)           Opinion of Hong Kong Counsel for Company.  The favorable opinion of K&L Gates, Hong Kong counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)          Opinion of PRC Counsel for Company.  The favorable opinion of Han Kun Law Offices, PRC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii)         Opinion of U.S. Counsel for Underwriters.  The favorable opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(viii)        Opinion of PRC Counsel for Underwriters.  The favorable opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(ix)          Opinion of U.S. Counsel for the Selling Shareholders.  The favorable opinion of Latham & Watkins LLP, U.S. counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(x)           Opinion of Local Counsel for the Selling Shareholders.  The favorable opinion of local counsel for each of the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(i) hereof.

(xi)          Bring-down Comfort Letter.  A letter from Deloitte Touche Tohmatsu, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(l) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(xi)                                Bring-down CFO Certificate.  A certificate of the chief financial officer of the Company, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the certificate furnished pursuant to Section 5(m) hereof.

(v)                                 Additional Documents.  At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(w)                               Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of Underwriters by the Selling Shareholders.  The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its Affiliates and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that (i) other than in the case of Sinowill Holdings Limited, each Selling Shareholder's agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statements or omissions or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, and (ii) the aggregate amount of each Selling Shareholder's liability pursuant to this Section 6(b) shall not exceed the aggregate amount of proceeds received by such Selling Shareholder from the sale of its Securities hereunder after deducting underwriting discount but before deducting any offering expenses paid or to be paid by such Selling Shareholder.

(c)                                  Indemnification of Company, Directors and Officers and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus, if any, or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use therein.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                    Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.                                Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters

and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.                                Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Group Entities or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the

Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Market, or if trading generally on the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Market, the Stock Exchange of Hong Kong Limited or the London Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by U.S., New York, United Kingdom, Hong Kong, PRC or Cayman Islands authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General

Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Default by one or more of the Selling Shareholders or the Company.  (a) If one or more Selling Shareholders shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representative, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(b)  If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                          Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transactions contemplated hereby.

SECTION 13.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; notices to the Company and the Selling Shareholders (other than GM Investment Company Limited) shall be directed to it at Funtalk China Holdings Limited, 21/F, Block D The Place, No. 9 Guanghua Road, Chaoyang District, Beijing, China 100020, attention: Dongping Fei, Chief Executive Officer, facsimile +86 10 5709 1199; and notices to GM Investment Company Limited shall be directed to GM Investment Company Limited, 48/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong, attention: Samuel Kong Kam Yu, Financial Controller & Company Secretary, facsimile  +852 3605 8189.

SECTION 14.                          Submission to Jurisdiction; Appointment of Agent for Service; Waiver of Immunity.  Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid; provided that if for any reason the Authorized Agent named above ceases to act as Authorized Agent hereunder for the Company and the Selling Shareholders, the Company and the Selling Shareholders will appoint another person reasonably acceptable to the Representative in the Borough of Manhattan, The City of New York, New York, as Authorized Agent. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders as the case may be.  To the extent that any of the Company and the Selling Shareholders has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and such Selling Shareholders, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

SECTION 15.                          Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

SECTION 16.                          No Advisory or Fiduciary Relationship.  Each of the Company and the Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Group Entity or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, any Group Entity or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the

Company, any Group Entity or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company, any Group Entity or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, the Group Entities and the Selling Shareholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 17.                          Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 18.                          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19.                          TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 20.                          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.                          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.                          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

FUNTALK CHINA HOLDINGS LIMITED

By
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE B ATTACHED HERETO

By
Name: Dongping Fei
As Attorney-in-Fact acting on behalf of
the Selling Shareholders named in
Schedule B hereto

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Oppenheimer & Co. Inc.
Roth Capital Partners, LLC
Rodman & Renshaw, LLC

Total

1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
Funtalk China Holdings Limited	10,392,000	1,558,800
GM Investment Company Limited	804,000	120,600
Sinowill Holdings Limited	514,560	77,184
Huge Harvest Enterprises Limited	128,640	19,296
Kingstate Group Limited	128,640	19,296
Trend Focus Limited	32,160	4,824
Total	12,000,000	1,800,000

1

SCHEDULE C

FUNTALK CHINA HOLDINGS LIMITED
12,000,000 Ordinary Shares
(Par Value US$0.001 Per Share)

1.             The public offering price per share for the Securities, determined as provided in said Section 2, shall be US$[   ].

2.             The purchase price per share for the Securities to be paid by the several Underwriters shall be US$[   ], being an amount equal to the public offering price set forth above less US$[   ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

1

SCHEDULE D

List of Persons and Entities That Are Signatories of Separate Lock-Up Agreements

1.               Kuo Zhang

2.               Nana Gong

3.               Dongping Fei

4.               Kim Chuan (“Jackie”) Leong

5.               Clement Kwong

6.               Bernard J. Tanenbaum III

7.               Hengyang Zhou

8.               Francis Kwok Cheong Wan

9.               Michael Marks

10.         Alex Fan

11.         Andrew Ryan

12.         Linzhen Xie

13.         Mofang Li

14.         Hua Yang

15.         Arch Digital Holdings Limited

16.         ARC Capital Holdings Limited

17.         Golden Meditech Holdings Limited

18.         Capital Ally Investments Limited

1

SCHEDULE E

None.

1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S CAYMAN ISLANDS COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

B-1

Exhibit C

FORM OF OPINION OF COMPANY’S HONG KONG COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(d)

C-1

Exhibit D

FORM OF OPINION OF COMPANY’S PRC COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(e)

D-1

Exhibit E

FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING SHAREHOLDER(S)
TO BE DELIVERED PURSUANT TO SECTION 5(h)

E-1

Exhibit F

FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDER(S)
TO BE DELIVERED PURSUANT TO SECTION 5(i)

F-1

Exhibit G

FORM OF CFO CERTIFICATE
TO BE DELIVERED PURSUANT TO SECTION 5(m)

I, Kim Chuan (“Jackie”) Leong, Chief Financial Officer of Funtalk China Holdings Limited, a company incorporated in the Cayman Islands (the “Company”), pursuant to SECTION 5(m) of the Underwriting Agreement, dated August [3], 2010 (the “Underwriting Agreement”), among the Company, the Selling Shareholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representative of the several Underwriters named therein, hereby certify, solely in the capacity as an officer of the Company for and on behalf of the Company, that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, I have reviewed the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus, and I have performed the following procedures on the financial and operating information and data identified and circled by you in the preliminary prospectus dated July 19, 2010 attached hereto as Annex A and the Prospectus, dated August [3], 2010 attached hereto as Annex B:

(A)                              Compared the amount or ratio with a corresponding amount or ratio included in a schedule prepared by Company’s accounting personnel and derived from the Company’s accounting records and found them to be in agreement (giving effect to rounding where applicable), proved the arithmetic accuracy of such schedule, compared the amounts appearing in such schedule with the accounting records of the Company and found them to be in agreement (giving effect to rounding where applicable); and

(B)                                Compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable).

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.  This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering.

G-1

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of

By:
Name: Kim Chuan (“Jackie”) Leong
Title: Chief Financial Officer

G-2

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 5(r)

July     , 2010

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,

as Representative of the several
  Underwriters to be named in the
  within-mentioned Underwriting Agreement
One Bryant Park
New York, New York 10036

Re:          Proposed Public Offering by Funtalk China Holdings Limited

Dear Sirs:

The undersigned, a [shareholder and/or an officer and/or a director] of Funtalk China Holdings Limited, a Cayman Islands company (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company and other parties named therein providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s ordinary shares, par value US$0.001 per share (the “Ordinary Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a [shareholder and/or an officer and/or a director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the U.S. Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(ii)                                  as a distribution to limited partners or stockholders of the undersigned; or

(iii)                               to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell Ordinary Shares of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the U.S. Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with SECTION 13 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature Page Follows]

Very truly yours,

Signature:
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